Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) |     |

BNY MIDWEST TRUST COMPANY

(formerly known as CTC Illinois Trust Company)
(Exact name of trustee as specified in its charter)

Illinois (State of incorporation if not a U.S. national bank)	36-3800435 (I.R.S. employer identification no.)

2 North LaSalle Street Suite 1020 Chicago, Illinois (Address of principal executive offices)	60602 (Zip code)

Beverly Enterprises, Inc.

Delaware (State or other jurisdiction of incorporation or organization)	62-1691861 (I.R.S. employer identification no.)

	(State or other jurisdiction of	(I.R.S. Employer
(Exact names of registrants as	incorporation or	Identification
specified in its charter)	organization)	No.)
4F Funding, Inc.	California	95-3849624

AEDON HomeCare – Houston, LLC	Delaware	20-0149281

AEDON HomeCare – Minnesota, LLC	Delaware	20-0889272

AEDON HomeCare, LLC	Delaware	43-1974984

AEDON Staffing, LLC	Delaware	43-1974983

AEGIS Therapies – Oregon, Inc.	Delaware	20-0353804

AEGIS Therapies – Wisconsin, Inc.	Delaware	20-0043503

AEGIS Therapies, Inc.	Delaware	71-0811574

AEGIS Therapies – Florida, Inc.	Delaware	71-0859178

Affirmacare, LLC	Delaware	20-1193397

AGI-Camelot, Inc.	Maryland	43-1253376

AseraCare Hospice – Birmingham, LLC	Delaware	20-1187019

	(State or other jurisdiction of	(I.R.S. Employer
(Exact names of registrants as	incorporation or	Identification
specified in its charter)	organization)	No.)
AseraCare Hospice – Corinth, LLC	Delaware	20-1187926

AseraCare Hospice – Demopolis, LLC	Delaware	20-1187474

AseraCare Hospice – Hamilton, LLC	Delaware	20-1187948

AseraCare Hospice – Jackson, LLC	Delaware	20-1187986

AseraCare Hospice – Marshall County, LLC	Delaware	20-1187937

AseraCare Hospice – Memphis, LLC	Delaware	20-1188108

AseraCare Hospice – Meridian, LLC	Delaware	20-1187872

AseraCare Hospice – Monroeville, LLC	Delaware	20-1188030

AseraCare Hospice – New Albany, LLC	Delaware	20-1187862

AseraCare Hospice – New Horizons, LLC	Delaware	20-1188150

AseraCare Hospice – Philadelphia, LLC	Delaware	20-1187566

AseraCare Hospice – Russellville, LLC	Delaware	20-1188073

	(State or other jurisdiction of	(I.R.S. Employer
(Exact names of registrants as	incorporation or	Identification
specified in its charter)	organization)	No.)
AseraCare Hospice – Senatobia, LLC	Delaware	20-1187538

AseraCare Hospice – Tennessee, LLC	Delaware	20-1188156

Beverly – Bella Vista Holding, Inc.	Delaware	71-0797481

Beverly – Missouri Valley Holding, Inc.	Delaware	71-0797485

Beverly – Rapid City Holding, Inc.	Delaware	71-0797483

Beverly Enterprises – Alabama, Inc.	California	95-3742145

Beverly Enterprises – Arizona, Inc.	California	95-3750871

Beverly Enterprises – Arkansas, Inc.	California	95-3751272

Beverly Enterprises – California, Inc.	California	95-2499218

Beverly Enterprises – Delaware, Inc.	California	95-3849628

Beverly Enterprises – District of Columbia, Inc.	California	95-3750889

Beverly Enterprises – Florida, Inc.	California	95-3742251

	(State or other jurisdiction of	(I.R.S. Employer
(Exact names of registrants as	incorporation or	Identification
specified in its charter)	organization)	No.)
Beverly Enterprises – Garden Terrace, Inc.	California	95-3849648

Beverly Enterprises – Georgia, Inc.	California	95-3750880

Beverly Enterprises – Hawaii, Inc.	California	95-3750890

Beverly Enterprises – Illinois, Inc.	California	95-3750883

Beverly Enterprises – Indiana, Inc.	California	95-3744258

Beverly Enterprises – Kansas, LLC	California	27-0019977

Beverly Enterprises – Kentucky, Inc.	California	95-3750894

Beverly Enterprises – Maryland, Inc.	California	95-3750892

Beverly Enterprises – Massachusetts, Inc.	California	95-3750893

Beverly Enterprises – Minnesota, LLC	California	27-0019982

Beverly Enterprises – Mississippi, Inc.	California	95-3742144

Beverly Enterprises – Missouri, Inc.	California	95-3750895

	(State or other jurisdiction of	(I.R.S. Employer
(Exact names of registrants as	incorporation or	Identification
specified in its charter)	organization)	No.)
Beverly Enterprises – Nebraska, Inc.	California	95-3750873

Beverly Enterprises – New Jersey, Inc.	California	95-3750884

Beverly Enterprises – North Carolina, Inc.	California	95-3742257

Beverly Enterprises – Ohio, Inc.	California	95-3750867

Beverly Enterprises – Oregon, Inc.	California	95-3750881

Beverly Enterprises – Pennsylvania, Inc.	California	95-3750870

Beverly Enterprises – South Carolina, Inc.	California	95-3750866

Beverly Enterprises – Tennessee, Inc.	California	95-3742261

Beverly Enterprises – Texas, Inc.	California	95-3744256

Beverly Enterprises – Virginia, Inc.	California	95-3742694

Beverly Enterprises – Washington, Inc.	California	95-3750868

Beverly Enterprises – West Virginia, Inc.	California	95-3750888

	(State or other jurisdiction of	(I.R.S. Employer
(Exact names of registrants as	incorporation or	Identification
specified in its charter)	organization)	No.)
Beverly Enterprises – Wisconsin, Inc.	California	95-3742696

Beverly Enterprises International Limited	California	95-3982125

Beverly Health and Rehabilitation Services, Inc.	California	95-2301514

Beverly Healthcare – California, Inc.	California	95-3750879

Beverly Healthcare – Rochester MN, LLC	Delaware	20-0151678

Beverly Healthcare Management – MN, LLC	Delaware	20-0169053

Beverly Healthcare, LLC	Indiana	71-0817438

Beverly Manor Inc. of Hawaii	California	99-0144750

Beverly Savana Cay Manor, Inc.	California	95-4217381

Beverly-Indianapolis, LLC	Indiana	71-0824184

BEVRD, LLC	Delaware	11-3651454

CERES Select, LLC	Delaware	83-0358301

	(State or other jurisdiction of	(I.R.S. Employer
(Exact names of registrants as	incorporation or	Identification
specified in its charter)	organization)	No.)
CERES Strategies Medical Services, LLC	Delaware	83-0346146

CERES Strategies, Inc.	Delaware	71-0812407

Commercial Management, Inc.	Iowa	42-0891358

Community Care, Inc.	North Carolina	56-1487367

Compassion and Personal Care Services, Inc.	North Carolina	56-1904822

Eastern Home Health Supply & Equipment Co., Inc.	North Carolina	56-1581980

Hale Nani, Inc.	California	95-3849636

Hallmark Convalescent Homes, Inc.	Michigan	41-1413478

HomeCare Preferred Choice, Inc.	Delaware	62-1702864

Hospice of Eastern Carolina, Inc.	North Carolina	56-1951841

Hospice Preferred Choice, Inc.	Delaware	71-0761314

	(State or other jurisdiction of	(I.R.S. Employer
(Exact names of registrants as	incorporation or	Identification
specified in its charter)	organization)	No.)
Liberty Nursing Homes, Incorporated	Virginia	54-0784334

MATRIX Occupational Health, Inc.	Delaware	58-2380955

MATRIX Wellness, LLC	Delaware	27-0019980

Medical Arts Health Facility of Lawrenceville, Inc.	Georgia	58-1329700

Moderncare of Lumberton, Inc.	North Carolina	56-1217025

Nebraska City S-C-H, Inc.	Nebraska	41-1413481

Nursing Home Operators, Inc.	Ohio	34-0949279

Petersen Health Care, Inc.	Alabama	59-2043392

South Alabama Nursing Home, Inc.	California	95-3809397

South Dakota – Beverly Enterprises, Inc.	Delaware	95-3750887

Southeastern Home Medical Equipment – Alabama, LLC	Delaware	20-1198867

Southeastern Home Medical Equipment – Mississippi, LLC	Delaware	20-1198933

	(State or other jurisdiction of	(I.R.S. Employer
(Exact names of registrants as	incorporation or	Identification
specified in its charter)	organization)	No.)
Southeastern Home Medical Equipment – Tennessee, LLC	Delaware	20-1198957

Spectra Healthcare Alliance, Inc.	Delaware	71-0759298

Tar Heel Infusion Company, Inc.	North Carolina	56-1767308

TMD Disposition Company	Florida	59-3151568

Vantage Healthcare Corporation	Delaware	35-1572998

VIZIA Healthcare Design Group, LLC	Delaware	20-0337901

One Thousand Beverly Way Fort Smith, Arkansas (Address of principal executive offices)	72919 (Zip code)

7⅞% Senior Subordinated Notes due 2014
(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Office of Banks & Trust Companies of the State of Illinois	500 E. Monroe Street Springfield, Illinois 62701-1532

Federal Reserve Bank of Chicago	230 S. LaSalle Street Chicago, Illinois 60603

(b)	Whether it is authorized to exercise corporate trust powers.

       Yes.

2.	Affiliations with Obligor.

       If the obligor is an affiliate of the trustee, describe each such affiliation.

       None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of Articles of Incorporation of BNY Midwest Trust Company (formerly CTC Illinois Trust Company, formerly Continental Trust Company) as now in effect. (Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-47688.)

2,3.	A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-47688.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with the Registration Statement No. 333-47688.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with the Registration Statement No. 333-47688.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

     Pursuant to the requirements of the Act, the Trustee, BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 22nd day of September, 2004.

BNY Midwest Trust Company
By:	C. Potter
	Name:	C. Potter
	Title:	Assistant Vice President

OFFICE OF BANKS AND REAL ESTATE
Bureau of Banks and Trust Companies

CONSOLIDATED REPORT OF CONDITION
OF

BNY Midwest Trust Company
2 North LaSalle Street
Suite 1020
Chicago, Illinois 60602

Including the institution’s domestic and foreign subsidiaries completed as of the close of business on March 31, 2004, submitted in response to the call of the Office of Banks and Real Estate of the State of Illinois.

ASSETS	Thousands of Dollars
(000)
1. Cash and Due from Depository Institutions	45,800
2. U.S. Treasury Securities	-0-
3. Obligations of States and Political Subdivisions	-0-
4. Other Bonds, Notes and Debentures	-0-
5. Corporate Stock	-0-
6. Trust Company Premises, Furniture, Fixtures and Other Assets Representing Trust Company Premises	694
7. Accounts Receivable	4,398
8. Goodwill	86,813
9. Intangibles	-0-
10. Other Assets	133
(Itemize amounts greater than 15% of Line 10)
Prepaid Expenses	71
Computer Software	36
11. TOTAL ASSETS	137,838

OFFICE OF BANKS AND REAL ESTATE
Bureau of Banks and Trust Companies

CONSOLIDATED REPORT OF CONDITION
OF

BNY Midwest Trust Company
2 North LaSalle Street
Suite 1020
Chicago, Illinois 60602

LIABILITIES	Thousands of Dollars
12. Accounts Payable	42
13. Taxes Payable	4,678
14. Other Liabilities for Borrowed Money	25,425
15. Other Liabilities
(Itemize amounts greater than 15% of Line 14)
Reserve for Taxes	8,770
9,251
16. TOTAL LIABILITIES	39,396
EQUITY CAPITAL
17. Preferred Stock	-0-
18. Common Stock	2,000
19. Surplus	67,130
20. Reserve for Operating Expenses	-0-
21. Retained Earnings (Loss)	29,312
22. TOTAL EQUITY CAPITAL	98,442
23. TOTAL LIABILITIES AND EQUITY CAPITAL	137,838

I,	Robert L. DePaola, Vice President

(Name and Title of Officer Authorized to Sign Report)

of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.

/s/ Robert L. DePaola

(Signature of Officer Authorized to Sign Report)

Sworn to and subscribed before me this 23rd day of     January    , 2004.

My Commission expires May 15, 2007.

/s/ Joseph A. Giacobino, Notary Public

(Notary Seal)

Person to whom Supervisory Staff should direct questions concerning this report.

Emmie Chan	Assistant Treasurer

Name	Title

(212) 437-5639

Telephone Number (Extension)

eychan@bankofny.com

E-mail